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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  MAY 5, 1999
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

  WASHINGTON                1-6563                     91-0742146
(State or other           (Commission                 (IRS Employer
jurisdiction of           File Number)             Identification No.)
incorporation)

         SAFECO Plaza, Seattle, Washington              98185
    (Address of principal executive officers)         (Zip Code)


                                 (206) 545-5000
              (Registrant's telephone number, including area code)
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Item 5. Other Events
N E W S   R E L E A S E



                          SAFECO CORPORATION INCREASES
                         QUARTERLY DIVIDEND; AUTHORIZES
                                 STOCK REPURCHASE


     SEATTLE -- (May 5, 1999) -- The SAFECO Corporation (NASDAQ: SAFC) Board of Directors has approved a 5.7 percent increase in the dividend to be paid on its common stock. The new quarterly dividend of 37 cents per share, up from the previous 35 cents per share, is payable July 26, 1999, to shareholders of record July 9, 1999.

     As part of its ongoing capital management plan, SAFECO also announced today that its board of directors approved the purchase, from time-to-time, of up to eight million shares of its common stock through open market and negotiated purchases.

     "SAFECO believes that its common stock represents a good value," said Roger Eigsti, chairman and CEO of SAFECO Corporation.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SAFECO CORPORATION

Dated: May 6, 1999                   By: /s/ H. Paul Lowber
                                        ------------------------------
                                        H. Paul Lowber
                                        Vice President, Controller and
                                        Chief Accounting Officer